EXHIBIT 10.48
MANHATTAN ASSOCIATES, INC.
FORM OF RESTRICTED STOCK AWARD AGREEMENT FOR EMPLOYEES

Name of Employee:	Number of Shares:

Award Date:	Vesting Start Date:
*—	If the information above is not completed, and this Agreement (as defined below) is being executed and delivered via an online grant acceptance system (an “OLGA,” and an Agreement that is executed and delivered via OLGA, an “OLGA Grant”), then the information appearing on the OLGA grant summary screen with respect to the Award Shares (as defined below) covered by this Agreement that corresponds to the information called for above is hereby incorporated by reference into this Agreement and hereby made a part hereof.
          THIS AGREEMENT (the “Agreement”) is made and entered into as of the Award Date noted above (or if not noted above, and this is an OLGA Grant, the Award Date set forth on the OLGA grant summary screen with respect to these Award Shares), by and between Manhattan Associates, Inc., a Georgia corporation (the “Company”), and the individual employee noted above (or if not noted above, and this is an OLGA Grant, the individual employee accessing OLGA with respect to these Award Shares) (the “Employee”).
W I T N E S S E T H:
          WHEREAS, the Company has adopted the Manhattan Associates, Inc. 2007 Stock Incentive Plan (the “Plan”) for the purpose of securing and retaining the services of officers, directors, key employees, and consultants of the Company, and providing incentives to those who are primarily responsible for the operations of the Company to shape and carry out the long-range plans of the Company and aiding in its continued growth and financial success; and
          WHEREAS, the Plan achieves such goals by providing the opportunity to receive compensation which is based upon appreciation in the value of the shares of the common stock, par value $.01 (“Common Stock”), of the Company;
          WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has authorized the grant to Employee of a restricted stock award for shares of the Common Stock under the Plan, and the Company and Employee wish to confirm herein the terms, conditions, and restrictions of the restricted stock award;
          NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree:
SECTION 1
AWARD OF SHARES
          1.1 Award of Shares. Subject to the terms, restrictions, limitations, and conditions stated herein and in the Plan, the Company hereby awards to Employee the number of shares of Common Stock set forth at the beginning of this Agreement in the box labeled “Number of Shares” (or if not set forth above, and this is an OLGA Grant, as set forth on the OLGA grant summary screen with respect to these Award Shares) (the “Award Shares”) under the Plan.
          1.2 Vesting of Award Shares. Employee shall become vested in the Award Shares as set forth in

Schedule I hereto, which is incorporated by reference herein and hereby made a part hereof. References herein to this Agreement shall be deemed to include Schedule I.
          For purposes of this Agreement, “Continuous Service” means a period of continuous performance of services by Employee for the Company, a parent, or a subsidiary, as determined by the Committee or its designee in its sole and absolute discretion.
          Notwithstanding the preceding provisions, the Committee may, in its sole discretion, accelerate the vesting of the Shares in whole or in part. The Award Shares that have become vested pursuant to the above provisions are herein referred to as the “Vested Award Shares” and all Award Shares that are not Vested Award Shares are sometimes herein referred to as the “Unvested Award Shares.” Employee acknowledges and agrees that he has been fully advised to consult with his own tax consultants regarding the award of shares described herein.
          1.3 Payment of Withholding Taxes.
               (a) General. Prior to the date of occurrence of an event pursuant to which the relevant Award Shares become “substantially vested” within the meaning of Section 83 of the Internal Revenue Code of 1986 (the “Code”) (each such date, a “Vesting Date”) resulting in any domestic or foreign tax withholding obligation, whether national, federal, state or local (the “Tax Withholding Obligation”), the Employee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.
               (b) Methods. Payment of the Tax Withholding Obligation may be made: (i) by Employee’s delivery to the Company no later than the business day prior to the Vesting Date of the full Tax Withholding Obligation in U.S. dollars in cash or check; or (ii) by the Company to withhold Award Shares otherwise issuable pursuant to the vesting of the Award Shares having a Fair Market Value equal to the Tax Withholding Obligation. In the event Employee does not satisfy the Tax Withholding Obligation in accordance with subsection (i) of this Section 1.3(b) no later than the business day prior to the Vesting Date, the Company shall withhold Award Shares in accordance with subsection (iii) of this Section 1.3(b). In addition, Employee may satisfy the Tax Withholding Obligation by any other method available under the Plan if approved by the Board or its designee.
               (c) Right to Retain Shares, Salary, etc. The Company may refuse to issue any Shares to the Employee until the Employee satisfies the Tax Withholding Obligation. To the maximum extent permitted by law and the Plan, the Company has the right to retain, without notice, from Shares issuable under the Award or from salary or other amounts payable to the Employee, Shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.
          1.4 Award Shares Held by the Share Custodian. Employee hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence Award Shares to, or to register any certificateless book-entry issuance of Award Shares in the name of, the Secretary of the Company or such other officer or agent of the Company as may be designated by the Committee (the “Share Custodian”) to be held by the Share Custodian until all of the Award Shares have become Vested Award Shares, at which time such certificate shall be promptly delivered to the Employee or Employee’s agent or legal representative, or such certificateless book-entry shall be transferred to the name of Employee or Employee’s agent or legal representative. Employee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Employee with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Award Shares to the Company pursuant to this Agreement, in the name, place, and stead of Employee. The term of such appointment shall commence on the Award Date and shall continue until all of the Award Shares have become Vested Award Shares. Notwithstanding the foregoing, upon request to the Share Custodian, Employee shall be entitled to the release from such custody arrangement and power of attorney of any Vested Award Shares for which the amounts required to be paid under Sections 1.3 have been paid. In the event the number of shares of Common Stock is increased or reduced by changing par value, split-up, stock split, reverse stock split, reclassification, merger, reorganization, consolidation, or otherwise, and in the event of any distribution of Common Stock or other securities of the Company in respect of the Common Stock, Employee agrees that any certificate or book-entry representing shares of Common Stock or other securities of the Company issued as a result of any of the foregoing with respect to any Award Shares held by the Share Custodian shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Agreement as if initially purchased thereunder.
          1.5 Rights as Stockholder. During the period that the Share Custodian holds the shares of Common Stock, Employee shall be entitled to all rights applicable to shares of Common Stock not so held; provided, however, that Employee shall not be entitled to dividends on any Unvested Award Shares on the record date for such dividend.
SECTION 2
RESTRICTIONS AND FORFEITURE OF SHARES
          2.1 Forfeiture of Unvested Award Shares. In addition to any forfeiture conditions set forth in Schedule I, if Employee ceases to meet the requirement for Continuous Service for any reason, as determined by the Committee or its designee in its sole and absolute discretion, all Unvested Award Shares shall be forfeited to the Company, along with any and all rights or subsequent rights attached thereto, effective immediately.
          2.2 Restrictions on Transfer of Unvested Award Shares. Without the prior written consent of the Committee, the granting of which shall be within the sole and complete discretion of the Committee, no Unvested Award Share may be in any manner conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by Employee, in whole or in part.
SECTION 3
GENERAL PROVISIONS
          3.1 Change in Capitalization. If the number of outstanding shares of the Common Stock shall be increased or decreased by a change in par value, split-up, stock split, reverse stock split, reclassification, distribution of common stock dividend, or other similar capital adjustment, an appropriate adjustment shall be made by the Committee in the number and kind of Award Shares, such that Employee’s proportionate interest shall be maintained as before the occurrence of the event; provided, however, that no fractional shares shall be issued in making such adjustment. All adjustments made by the Committee under this Section shall be final, binding, and conclusive.
          3.2 Legends. Each certificate representing any Unvested Award Shares may be endorsed with the following legend, or one substantially similar to it, and Employee shall not make any transfer of the Unvested Award Shares without first complying with the restrictions on transfer described in such legend:
transfer is restricted
the securities evidenced by this certificate are subject to forfeiture provisions and restrictions on transfer set forth in a restricted stock award agreement pursuant to which these securities were issued, a copy of which is available from the company.
Employee agrees that the Company may also endorse any other legends required by applicable federal or state securities laws. The Company need not register a transfer of the Award Shares, and may also instruct its transfer agent, if any, not to register the transfer of the Award Shares unless the conditions specified in the foregoing legends are satisfied.
          3.3 Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Georgia.
          3.4 Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.
          3.5 Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.
          3.6 Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
          3.7 Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement, and any applicable OLGA screen, expresses the entire understanding and agreement of the parties with respect to the subject matter. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
          3.8 Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Award Shares or any portion thereof in contravention of this Agreement shall be a violation of the terms of this Agreement and shall be null, void and without effect ab initio.
          3.9 Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
          3.10 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
          3.11 No Employment Rights Created. Neither the establishment of the Plan nor the award of Award Shares hereunder shall be construed as giving Employee the right to continued employment with the Company.
          3.12 Compliance with Code Section 409A. This Agreement and these Award Shares are intended to satisfy the requirements of Section 409A of the Code and any regulations or guidance that may be adopted thereunder from time to time and shall be interpreted by the Committee as it determines necessary or appropriate in accordance with Section 409A of the Code to avoid a plan failure under Section 409A(a)(1) of the Code.
[Signatures on following page]

          IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Award Date noted above.

MANHATTAN ASSOCIATES, INC.
By:

Employee hereby acknowledges receipt of Agreement and has read and understands the terms and provisions of the Plan and any applicable OLGA screen, and accepts the Award subject to all the terms and conditions of the Agreement,the Plan and any applicable OLGA screen.
If Employee is executing and delivering this Agreement via OLGA, Employee’s clicking of the on-screen button labeled “Accept” (or similarly labeled button) constitutes Employee’s acceptance of, and express agreement to be bound by, the terms and conditions hereof, and his or her execution and delivery of this Agreement, without the necessity for a manual signature below or completion of the date and address fields below. Employee consents to the use of his or her electronic signature in the foregoing manner, and consents to the retention of this executed Agreement solely in electronic form and to the delivery to Employee via electronic methods of records related to this Agreement.

Employee Signature:	Date:

Employee Printed Name: